Exhibit 10.3.5

UNIVISION COMMUNICATIONS INC.
2004 PERFORMANCE AWARD PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated                                            by and between Univision Communications Inc., a Delaware corporation (the “Corporation”), and                                                        (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock:(1)		Award Date:

Exercise Price per Share:(1)	$	Expiration Date:(1),(2)

Vesting(1),(2)  [The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on each of the first, second, third and fourth anniversaries of the Award Date.]

The Option is granted under the Univision Communications Inc. 2004 Performance Award Plan (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan.  The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee.  Capitalized terms are defined in the Plan if not defined herein.  The parties agree to the terms of the Option set forth herein.  The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE”	UNIVISION COMMUNICATIONS INC. a Delaware corporation

Signature	By:

Print Name:
Print Name
Title:

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

(1)          Subject to adjustment under Section 7.1 of the Plan.

(2)          Subject to early termination under Section 4 of the Terms and Section 7.4 of the Plan.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.                                      Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement.  The Option may be exercised only to the extent the Option is vested and exercisable.

•                  Cumulative Exercisability.  To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•                  No Fractional Shares.  Fractional share interests shall be disregarded, but may be cumulated.

•                  Minimum Exercise.  No fewer than 101 shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•                  Nonqualified Stock Option.  The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.                                      Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

3.                                      Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•                  a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,

•                  payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation, or (subject to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any non-cash payment) in shares of Common Stock already owned by the Grantee, valued at their Fair Market Value on the exercise date, provided, however, that any shares initially acquired upon exercise of a stock option or otherwise from the Corporation must have been owned by the Grantee for at least six (6) months before the date of such exercise;

•                  any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•                  satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by notice and third party payment in such manner as may be authorized by the Administrator.

4.                                      Early Termination of Option.

4.1                               Possible Termination of Option upon Change in Control.  The Option is subject to termination in connection with a Change in Control Event or certain similar reorganization events as provided in Section 7.4 of the Plan.

4.2                               Termination of Option upon a Termination of Grantee’s Employment or Services.  Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

•                  other than as expressly provided below in this Section 4.2, (a) the Grantee will have until the date that is three (3) months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the three-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the three-month period;

•                  if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for any reason other than for Cause (as defined below), or if the termination of the Grantee’s employment or services is the result of the Grantee’s Total Disability (as defined below), (a) the Option, to the extent not vested on the Severance Date, shall become fully vested and exercisable as of the day after the Severance Date (the “Acceleration Date”), (b) the Grantee (or his personal representative, as the case may be) will have until the date that is twelve (12) months after the Grantee’s Acceleration Date to exercise the Option, and (c) the Option, to the extent exercisable for the twelve-month period following the Acceleration Date and not exercised during such period, shall terminate at the close of business on the last day of the twelve-month period;

•                  if the termination of the Grantee’s employment or services is the result of the Grantee’s death, or if the Grantee dies at any time during the three-month or twelve-month post-termination exercise periods referred to above, (a) the Option, to the extent not vested on the date of the Grantee’s death, shall become fully vested and exercisable as of the Acceleration Date, (b) the Grantee’s beneficiary will have until the date that is twelve (12) months after the Acceleration Date to exercise the Option, and (c) the Option, to the extent exercisable for the twelve-month period following the Acceleration Date and not exercised during such period, shall terminate at the close of business on the last day of the twelve-month period;

•                  if the Grantee’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

For purposes of the Option, “Cause” shall have the meaning given to such term in any written employment agreement then in effect between the Grantee and the Corporation or any of its Subsidiaries that defines such term as it relates to a termination of the Grantee’s employment.  If there is no such written agreement (or if no such agreement includes such a definition), “Cause” for purposes of the Option shall mean that the Grantee:

(1)                                  has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)                                  has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)                                  has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)                                  has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1.  A termination of employment or services will not have occurred until the last day that the Grantee either or both (1) is employed by and/or (2) renders services to the Corporation or a Subsidiary.  Pursuant to Section 6.1 of the Plan, if the Grantee is not an employee of the Corporation or a Subsidiary or a member of the Board, the Administrator shall be the sole judge of whether the Grantee continues to render services for purposes of this Option Agreement.

5.                                      Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

6.                                      Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.

7.                                      Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the Plan, incorporated herein by this reference.  In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Grantee agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms).  The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement.  Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.                                      Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.                                      Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

10.                               Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.4 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.                               Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.                               Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.